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                                                                   Exhibit 23.4


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We consent to the use in this Registration Statement on Form S-1 of our report dated February 16, 1999, accompanying the financial statements of ARC Networks, Inc., which report includes an explanatory paragraph relating to the ability of ARC Networks, Inc. to continue as a going concern, and to the use of our name, and the statements with respect to us as appearing under the heading "Experts" in the Prospectus.



                                        /s/ Moore Stephens, P.C.
                                        ----------------------------
                                        MOORE STEPHENS, P.C.
                                        Certified Public Accountants

Cranford, New Jersey
June 30, 1999